EXHIBIT 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “AGREEMENT”) is made and entered into on September 8, 2015 (the “EFFECTIVE DATE”) by and between Michael Turner (“EXECUTIVE”) and Multimedia Platforms, Inc. (the “COMPANY”).

WHEREAS, the Company is, concurrently with the execution and delivery of this Agreement, acquiring 100% of the membership interests (the “Membership Interests”) of New Frontiers Media Holdings, LLC (“New Frontiers”) pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated the date hereof, pursuant to which New Frontiers will become a wholly-owned subsidiary of the Company (the “Acquisition”);

WHEREAS, the Executive is the Chairman of the Board, Chief Executive Officer and a 95% holder of the Membership Interests of New Frontiers immediately prior to the effective date (and is selling his Membership Interests pursuant to the Purchase Agreement)

WHEREAS, the Company and Executive each desire to enter into this Employment Agreement pursuant to which Executive will serve in the roles set forth in this Agreement;

WHEREAS, in connection with the Acquisition and in accordance with the terms of the Purchase Agreement, the Company desires to induce the Executive to commence employment with the Company, and the Executive hereby agrees to commence employment with the Company, effective on the Effective Date, on the terms and subject to the conditions hereinafter set forth.

WHEREAS, this execution and delivery of this Agreement is conditioned upon and a condition to the consummation of the Acquisition pursuant to the Purchase Agreement and shall be void and of no effect if the Acquisition is not consummated.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I. Employment; Responsibilities; Compensation

Section 1.01 Employment.

(a) Subject to ARTICLE 3, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company, in accordance with this Agreement, for the period commencing as of the Effective Date and ending on the third anniversary of the Effective Date (“INITIAL TERM”); provided, however, that beginning on the day immediately preceding the third anniversary of the Effective Date of this Agreement and on the day immediately preceding each anniversary of this Agreement thereafter, the Initial Term shall automatically be extended one additional year unless either party gives written notice to the other party at least 60 days prior to the next anniversary of this Agreement that it or he, as applicable, does not wish to extend this Agreement. Executive’s continued employment after the expiration of the Initial Term shall be in accordance with and governed by this Agreement, unless modified by the parties to this Agreement in writing. For purposes of this Agreement the Initial Term and any extended term shall be referred to as the “TERM”.

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(b) Upon the Effective Date pursuant to the terms and conditions of the Purchase Agreement, this Agreement supersedes and replaces any and all previous employment agreements between the Executive and New Frontiers or any other agreements or promises relating to Executive’s employment with New Frontiers, except that (a) New Frontiers shall continue to provide Executive health care and life insurance on the same terms as prior to the Effective Date unless and until a comparable plan is provided by the Company and in effect with respect to Executive so long as such health and life insurance benefits to Executive do not cause any adverse impact to the Company or New Frontiers, including any adverse tax consequences or violations under the Employee Retirement Income Security Act of 1974, as amended, and (b) New Frontiers shall remain obligated to provide Executive with expense reimbursements and to fulfill all other obligations accrued through the Effective Date. Executive represents and warrants that no condition exists, and no event has occurred, that constitutes a breach by either New Frontiers or Executive of the terms of any employment agreement between New Frontiers and Executive.

Section 1.02 Responsibilities; Loyalty; Obligations under Purchase Agreement

(a) Subject to the terms of this Agreement, Executive is employed in the position of President of the Media Ventures Division of the Company and shall perform the functions and responsibilities of that position. Additional duties may be assigned by the Company to Executive from time to time which are consistent with such functions and duties provided that such additional duties do not materially increase the time commitment required of executive from those existing immediately prior to the Effective Date. The functions and responsibilities of Executive have been outlined in an organization chart approved by Company and Executive.

(b) In addition to his role as an officer of the Company, during the Term, Executive shall also serve as a director on the Board of Directors of the Company (the “Board”) and as the President and Chairman of New Frontiers Media Holdings LLC. Executive shall also be eligible to serve on any committee of the Board other than the audit committee and compensation committee. The compensation contemplated by Section 1.03 shall include compensation for Executive’s services as director on the Board and President and Chairman of New Frontiers Media Holdings, LLC and Executive shall not be entitled to any additional compensation for such services unless the Board determines otherwise.

(c) Executive shall devote a sufficient portion of Executive’s professional time, attention and energies to the performance of Executive’s duties hereunder, provided that --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- and is not related to any Business Enterprise in the Market Area (as defined later in the Agreement). As a matter of point Executive is a founder of National Equality Publisher Association (“NEPA”) and is a board member of NEPA. Subject to the foregoing, Executive agrees to comply with all lawful policies of the Company, if any, in effect from time to time provided that such policies shall be applicable to all executives and directors of the Company, and to comply with all laws, rules and regulations, including those applicable to the Company.

(d) Executive represents and warrants that to his knowledge he has no obligations, legal, in contract or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company to perform the duties described herein. Executive further represents and warrants that as of the date of this Agreement he is in compliance with his obligations under the Purchase Agreement. Executive agrees and acknowledges that Executive has continuing obligations under the Purchase Agreement and Executive shall continue to satisfy such obligations for the Term of this Agreement. To the extent that Executive’s obligations under the Purchase Agreement extend beyond the Term of this Agreement, Executive agrees and acknowledges that he shall continue to be subject to, and comply with, such obligations.

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Section 1.03 Compensation. As consideration for the services and covenants described in this Agreement, the Company agrees to compensate Executive in the following manner:

(a) The Company will pay Executive an annualized base salary of $150,000 per year until the Company completes the closing of any underwritten offering of $3,00,000 or more, in which case, on the effective date of such financing, Executive’s annualized Base Salary shall be increased to $250,000. Executive shall be entitled to 20 days of vacation per year.

(b) Executive shall be eligible for an Annual Bonus and participate in any other incentive plans or arrangements, whether cash or equity, in effect on or after the Effective Date. Such Annual Bonus and/or incentive plan to be determined by the Board.

(c) Executive shall participate in all employee benefits including holidays, leaves of absence, health insurance, life insurance, dental insurance, 401(k) plan participation, automobile allowances and other benefits on terms available to any other executives of the Company, in accordance with any policies, procedures or benefit plans adopted by the Company from time to time during the existence of this Agreement. Executive’s rights or those of Executive’s dependents under any such benefits policies or plans shall be governed solely by the terms of such policies or plans.

(d) Executive shall also be entitled to any other compensation as the Company shall determine from time to time. The Company shall use best efforts to obtain and/or maintain D&O insurance on behalf of the Executive. In addition, (a) the Company shall assure that its charter and bylaws include provisions limiting the board members’ liability and exposure to damages to the fullest extent permitted by law, and may not, prospectively or retroactively amend any such provisions in a manner adverse to Executive, and (b) the Company shall enter into an indemnification agreement in customary forms which provides to Executive the broadest protection permitted by law, including, without limitation, provisions requiring the Company to advance to Executive all expenses incurred by Executive as a result of any actual or threatened claim against Executive, subject to Executive’s agreement to repay such amounts if it is ultimately determined that Executive is not entitled to indemnification.

(e) The Company reserves to itself, or its designated administrators, exclusive authority and discretion to determine all issues of eligibility, interpretation and administration of any Company benefit plan or policy. The Company’s employee benefits, and policies related thereto, are subject to termination, modification or limitation at the Company’s sole discretion.

(f) Payment of all compensation to Executive shall be made in accordance with the terms of this Agreement, applicable state or federal law, and applicable Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable withholdings and taxes.

Section 1.04 Business Expenses. The Company shall reimburse Executive for all business expenses that are reasonable and necessary and incurred by Executive while performing his duties under this Agreement, upon presentation of expense statements, receipts and/or vouchers or such other information and documentation as the Company may reasonably require.

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Article II. Confidential Information; Post-Employment Obligations; Company Property

Section 2.01Company Property. As used in this Article II, the term the “Company” refers to the Company and each of its direct and indirect subsidiaries. All written materials, records, data and other documents relating to Company’s Business Enterprise, products or services prepared or possessed by Executive during Executive’s employment by the Company are the Company’s property. All information, ideas, concepts, improvements, discoveries and inventions that are conceived, made, developed or acquired by Executive individually or in conjunction with others during Executive’s employment (whether during business hours and whether on Company’s premises or otherwise) that relate to the Company’s Business Enterprise are the Company’s sole and exclusive property.----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------).      All memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other documents, data or materials of any type embodying such information, ideas, concepts, improvements, discoveries and inventions for the Company’s Business Enterprise are the Company’s property -------------------------------------------------------------------------------------. At the termination of Executive’s employment with the Company for any reason, Executive shall return all of the Company’s documents, data or other Company property to the Company. ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------.

Section 2.02 Confidential Information; Non-Disclosure.

(a) Executive acknowledges that the business of the Company is highly competitive and that the Company will provide Executive with access to Confidential Information. Executive acknowledges that this Confidential Information constitutes a valuable, special and unique asset used by the Company in its business to obtain a competitive advantage over competitors. Executive further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Executive agrees that Executive will not, at any time during or after Executive’s employment with the Company, make any unauthorized disclosure of any Confidential Information of the Company, or make any use thereof, except in the carrying out of Executive’s employment responsibilities to the Company. Executive also agrees to preserve and protect the confidentiality of third party Confidential Information to the same extent, and on the same basis, as the Company’s Confidential Information.

(b) For purposes hereof, “CONFIDENTIAL INFORMATION” includes all non-public information regarding the Company’s business operations and methods, existing and proposed investments and investment strategies, financial performance, compensation arrangements and amounts (whether relating to the Company or to any of its employees), contractual relationships, business partners and relationships (including customers and suppliers), strategies, business plans and other confidential information that is used in the operation, technology and business dealings of the Company, regardless of the medium in which any of the foregoing information is contained, so long as such information is actually confidential and proprietary to the Company.

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(c) Notwithstanding the foregoing, Confidential Information shall not include information that: (a) is or becomes available to the public generally, other than as a result of disclosure by Executive or one of his Representatives in breach of the terms of this Agreement; (b) becomes available to the Executive from a source other than the Company or one of its Representatives; or (c) is independently acquired or developed by Executive.

Section 2.03 Non-Competition Obligations

(a) Executive acknowledges and agrees that as an employee and representative of the Company, Executive will be responsible for building and maintaining business relationships and goodwill with current and future operating partners, investors, partners and prospects on a personal level. Executive acknowledges and agrees that this responsibility creates a special relationship of trust and confidence between the Company, Executive and these persons or entities. Executive also acknowledges that this creates a high risk and opportunity for Executive to misappropriate these relationships and the goodwill existing between the Company and such persons. Executive acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation.

(b) Executive acknowledges and agrees that, in exchange for his agreement in SECTION 2.03(c) below, he will receive substantial, valuable consideration from the Company upon the execution of this Agreement and during the course of this Agreement, including, (i) compensation and other benefits, and (ii) pursuant to the Purchase Agreement, equity participation in the Company and the potential to receive substantial profits from an increase in the value of such equity.

(c) During the Non-Compete Term and for one year thereafter, provided that the Non-Compete Conditions defined below are met, Executive will not, directly or indirectly, provide the same or substantially the same services that he provides to the Company to any Business Enterprise in the Market Area (as defined below) without prior written consent, which will not be unreasonably withheld. This includes working as an agent, consultant, employee, officer, director, partner or independent contractor or being a shareholder, member, joint venturer or equity owner in, any such Business Enterprise; PROVIDED, HOWEVER, that the foregoing shall not restrict Executive from holding up to 5% of the voting power or equity of one or more public companies.

(d) For purposes of hereof:

(i) “BUSINESS ENTERPRISE” means ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(ii) “MARKET AREA” means --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(iii) “NON-COMPETE CONDITIONS” will be deemed to be met only if Executive’s employment is terminated for reasons other than by the Executive for Good Reason or by the Company without cause, and the Company is not in breach of any of its obligations hereunder, including the payment of all severance payments provided for herein.

(iv) “NON-COMPETE TERM” means the period from the Effective Date to the date ending one year following the date of termination.

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(e) This Section 2.03(d) does not in any way supersede, amend or modify the non-competition or other restrictive covenant provisions in the Purchase Agreement for which the Executive has received separate consideration.

Section 2.04 Non-Solicitation of Executives. During the Non-Compete Term, Executive will not, either directly or indirectly, call on, solicit or induce any other executive or officer of the Company or its affiliates with whom Executive had contact, knowledge of, or association with in the course of employment with the Company to terminate his employment, and will not assist any other person or entity in such a solicitation; PROVIDED, HOWEVER, that with respect to soliciting any executive or officer whose employment was terminated by the Company or its affiliates, or general solicitations for employment not targeted at current officers or employees of the Company or its affiliates, the foregoing restriction shall not apply.

Article III. Termination of Employment

Section 3.01 Termination of Employment.

(a) Executive’s employment with the Company shall be terminated (i) immediately upon the death of Executive without further action by the Company, (ii) upon Executive’s Permanent Disability without further action by the Company, (iii) by the Company for Cause, (iv) by the Company or Executive without Cause, or (v) by Executive for Good Reason.

(b) Notwithstanding the foregoing, in the case of termination for Cause other than due to subparts 3.01(c)(i)(B), (C) and (D), Executive shall be given 30 days prior notice which notice shall specify with particularity the Cause for termination and Executive shall have the right to cure and/or remediate such Cause in which case the termination notice shall be null and void; and in the event of termination without Cause or Good Reason, the terminating party must give at least 30 days’ advance written notice of such termination. For purposes of this ARTICLE III, “date of termination” means the date of Executive’s death, the date of Executive’s Permanent Disability, or the date of Executive’s separation from service with the Company, as applicable.

(c) For purposes hereof:

(i) “CAUSE” shall include (A) continued failure by Executive to perform substantially Executive’s duties and responsibilities (other than a failure resulting from Death or Disability) that is materially injurious to the Company and that remains uncorrected for 30 days after receipt of appropriate written notice from the Board specifying with particularity the nature of the failure; (B) engagement in willful or bad faith misconduct that is materially injurious to Company or any of its affiliates, monetarily or otherwise; (C) except as provided by (D), the official charge of Executive of, or or a plea of nolo cotendere with respect to, a crime constituting a felony under federal or state law; (D) the official charge of Executive of, or a plea of nolo cotendere with respect to, a criminal charge of misappropriation or personal dishonesty; or (E) a material breach by Executive of any provision of this Agreement or the Purchase Agreement that is materially injurious to the Company and that remains uncorrected for 30 days following written notice of such breach by the Company to Executive identifying the provision of this Agreement that Company determined has been breached.

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(ii)  “GOOD REASON” shall mean one or more of the following conditions arising without Executive’s consent: (A) a material breach by the Company of any provision of this Agreement or the Purchase Agreement, including without limitation the failure of the Company to pay (or provide the funds to allow New Frontiers to pay) to Executive the payment of $250,000 and interest accrued thereon due no later than March 31, 2016 pursuant to the terms of the Purchase Agreement; (B) assignment by the Board or a duly authorized committee thereof to Executive of any duties that materially and adversely alter the nature or status of Executive’s position, job descriptions, duties, title or responsibilities for the Company or New Frontiers, or eligibility for Company compensation plans; (C) requirement by the Company for Executive to relocate New Frontier’s primary place of business on the Effective Date without Executive’s prior written consent; or (D) a material reduction in Executive’s Base Salary in effect at the relevant time. Notwithstanding anything herein to the contrary, Good Reason will exist as a result of the conditions described in Sections (B) or (C) above only if Executive provides notice to the Company of the existence of the condition otherwise constituting Good Reason within 90 days of the initial existence of the condition, and the Company fails to remedy the condition on or before the 30th day following its receipt of such notice.

(iii) “PERMANENT DISABILITY” shall mean Executive’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Executive will be deemed permanently disabled if determined to be totally disabled by the Social Security Administration or if determined to be totally disabled in accordance with a disability insurance program maintained by the Company that applies a definition of disability that complies with the requirements of this paragraph.

(d) If Executive’s employment is terminated under CAUSE or PERMANENT DISABILITY, all future compensation to which Executive is otherwise entitled and all future benefits for which Executive is eligible, other than those already earned but which is unpaid, shall cease and terminate as of the date of termination, except as specifically provided in this ARTICLE III.

Section 3.02 Severance.

(a) In the event that Executive’s employment hereunder is terminated by the Company due to non-renewal of the Agreement by the Company, such termination shall be considered a termination by the Company without Cause and Section 3.02(b) shall apply.

(b) Except as otherwise set forth in Section 3.02(c) below, if Executive’s employment is terminated by the Company without Cause, or by Executive for Good Reason, Executive shall, subject to the provisions of this Section 3.02, be entitled to a severance payment consisting of a cash amount equal to the amount (the “Severance Payment”) of Base Salary that Executive would be entitled to based on the current calendar year’s Base Salary with respect to a period of one year following termination, (the “Severance Term”). Payment of the Severance Payment shall be made in a lump sum as soon as practicable following the date of termination, but in no event later than March 15th of the calendar year following the year in which the date of termination occurs. If payment is not made by such date, then (x) until payment is made in full, Executive shall receive at a minimum the amounts Executive would have received had Executive remained an employee of the Company, in accordance with the Company’s standard payroll practices, and (y) the balance of the amount not paid to Executive as required hereby shall bear interest at a rate of 6% per annum. In addition, Executive shall be entitled to insurance and participation in any other benefit plan during the Severance Term so long as such participation by Executive does not cause any adverse impact to the Company or New Frontiers, including any adverse tax consequences or violations under the Employee Retirement Income Security Act of 1974, as amended.

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(c) If Executive’s employment is terminated because of death or Permanent Disability, Executive, in the case of Permanent Disability, or his estate or designated beneficiary, in the case of Executive’s death, shall be entitled to the Severance Payment, which shall be payable as set forth in Section 3.02(b)(i) above.

(d) Section 3.02 and this Agreement shall be administered and interpreted to maximize the short-term deferral exception to Code Section 409A, and Executive shall not, directly or indirectly, designate the taxable year of a payment made under this Agreement.

(e) If Executive terminates his employment voluntarily without Good Reason (including non-renewal of this Agreement by Executive) or is terminated for Cause, he shall not be entitled to the severance payments provided for in this Agreement.

Article IV. Miscellaneous

Section 4.01 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, or electronic mail, or facsimile transmission, in the case of the Company, sent to the Company’s principal offices, to the attention of the CEO, and, in the case of Executive, sent to New Frontiers’ principal offices, to the attention of the CEO. Either party may change his address for notice by written notice to the other party in accordance with the foregoing.

Section 4.02 Severability And Reformation. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect, and the invalid, void or unenforceable provisions shall be deemed severable. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

Section 4.03 Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of Executive and the permitted assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company shall assign this Agreement to any successor to all or substantially all of the business of the Company (whether by merger, purchase or otherwise), and shall cause such successor to expressly agree to assume the obligations of the Company hereunder.

Section 4.04 Amendment. This Agreement may be amended only by writing signed by Executive and by the Company.

Section 4.05 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REFERENCE TO RULES RELATING TO CONFLICTS OF LAW.

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Section 4.06 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the state and federal courts located in Nevada in connection with any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and waives any objection to venue in Nevada. In addition, each of the parties hereto hereby waives trial by jury in connection with any claim or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 4.07 Entire Agreement. This Agreement and the Purchase Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes in all respects any prior or other agreement or understanding, written or oral, between the Company or any affiliate of the Company and Executive with respect to such subject matter, including the Employment Agreement.

Section 4.08 Counterparts; No Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten signature on a paper document or a facsimile transmission of a handwritten original signature will constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 4.09 Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed in accordance to its fair meaning and not strictly for or against the Company or Executive. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.”

Section 4.10 Each party to this Agreement has read and fully understands the terms and provisions hereof, has reviewed this Agreement with legal counsel, has executed this Agreement based upon such party’s own judgment and advice of counsel, and knowingly, voluntarily, and without duress, agrees to all of the terms set forth in this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of this Agreement. Except as expressly set forth in this Agreement, neither the parties nor their affiliates, advisors and/or their attorneys have made any representation or warranty, express or implied, at law or in equity with respect of the subject matter contained herein. Without limiting the generality of the previous sentence, the Company, its affiliates, advisors and/or attorneys have made no representation or warranty to Executive concerning the state or federal tax consequences to Executive regarding the transactions contemplated by this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above:

MULTIMEDIA PLATFORMS, INC.

By:	/s/ Robert Blair
Name:	Robert Blair
Title:	Chief Executive Officer

Michael A. Turner

/s/ Michael A. Turner

[Signature Page to Michael Turner Employment Agreement]

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